Exhibit 99.1

FlexShopper Reports 2017 Fourth Quarter and Year End Financial Results

Highlighted by 41% Increase in Revenue and Improved Bottom Line Results

BOCA RATON, Fla., March 8, 2018 -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper” or the “Company”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter and fiscal year ended December 31, 2017.

Financial Highlights for the Three Months Ended December 31, 2017 vs. Three Months Ended December 31, 2016:

●	Total revenues increased 15% to $16.4 million from $14.3 million
●	Lease originations increased 11.5% to 45,451 from 40,750
●	Net loss was $4.0 million compared to a net loss of $3.5 million
●	Net loss attributable to common shareholders rose to $4.6 million or $0.87 per diluted share compared to $4.0 million or $0.77 per diluted share
●	Adjusted Gross Profit(1) increased 11.9% from $4.2 million to $4.7 million
●	Adjusted EBITDA(1) was ($2.9) million compared to ($2.7) million

Financial Highlights for the Year Ended December 31, 2017 vs. Fiscal Year Ended December 31, 2016:

●	Total revenues increased 41% to $67.0 million from $47.6 million
●	Lease originations increased 13.7% to 87,031 from 76,496
●	Net loss was $8.3 million compared to a net loss of $12.3 million
●	Net loss attributable to common shareholders decreased to $10.6 million or $2.01 per diluted share as compared to $13.5 million or $2.57 per diluted share
●	Adjusted Gross Profit(1) increased 42.1% from $10.9 million to $15.5 million
●	Adjusted EBITDA(1) was ($4.4) million compared to ($9.1) million

(1)Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. Refer to the definitions and reconciliations of these measures under “Non-GAAP Measures”.

Fiscal Year 2017 Operating Highlights

●	Launched a faster, more scalable, and user-friendly e-commerce site contributing to an 8% increase in application rate in the fourth quarter.
●	Continued diversification and expansion of FlexShopper.com’s e-commerce marketplace with the addition of retailers such as Walmart, Overstock.com and Amazon.
●	Diversified marketing by creating an automated pay per click advertising platform utilizing campaign segmentation and machine learning bid adjustments. This channel generated a 159% increase in lease purchase volume in the fourth quarter compared to the same period in 2016.
●	Released an enhanced underwriting model that increased approval rates by 22% while maintaining portfolio performance.
●	Continued to grow a loyal customer base that repeats by providing great value and customer service.

Management Commentary

Brad Bernstein, CEO, stated, “We closed 2017 with excellent momentum as we reported top line revenue growth of 41%, driven by year over year lease origination increases. Our 2017 holiday season saw FlexShopper hit new records for monthly originations. In 2017, we maintained a discipline of achieving our targeted customer acquisition cost which resulted in a significant reduction in marketing costs from $10.2 million in 2016 to $6.1 million in 2017. Our underwriting and marketing enhancements combined to drive growth and narrow our losses.”

Mr. Bernstein continued, “Looking ahead to 2018, we are pursuing a number of key initiatives which we expect to drive value for our shareholders. I am excited to have our first earnings call on March 9 and provide greater visibility into some of the growth initiatives we have planned for 2018, which are all designed to scale FlexShopper to profitability and penetrate our large market opportunity.”

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2017	2016
Revenues:
Lease revenues and fees	$65,412,131	$46,513,235
Lease merchandise sold	1,634,233	1,066,350
Total revenues	67,046,364	47,579,585

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	31,453,246	22,734,553
Cost of lease merchandise sold	998,800	687,991
Provision for doubtful accounts	19,135,207	13,281,242
Marketing	6,094,330	10,193,052
Salaries and benefits	7,862,714	5,946,401
Other operating expenses	7,664,566	5,064,869
Total costs and expenses	73,208,863	57,908,108

Operating loss	(6,162,499)	(10,328,523)
Interest expense including amortization of debt issuance costs	2,168,262	1,925,184
Net loss	(8,330,761)	(12,253,707)
Cumulative dividends on Series 2 Convertible Preferred Shares	2,316,396	1,211,964
Net loss attributable to common shareholders	$(10,647,157)	$(13,465,671)

Basic and diluted (loss) per common share:
Net loss	$(2.01)	$(2.57)

Weighted average common shares outstanding:
Basic and diluted	5,290,944	5,249,476

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FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$4,968,915	$5,412,495
Accounts receivable, net	4,259,468	2,181,787
Prepaid expenses	321,035	361,777
Lease merchandise, net	21,415,322	18,570,460
Total current assets	30,964,740	26,526,519

PROPERTY AND EQUIPMENT, net	2,948,164	2,540,514

OTHER ASSETS, net	95,722	88,591

	$34,008,626	$29,155,624

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of loan payable under credit agreement to beneficial shareholder net of $118,404 of unamortized issuance costs	$14,094,096	$-
Accounts payable	7,702,145	3,917,747
Accrued payroll and related taxes	404,346	296,333
Accrued expenses	786,095	259,104
Total current liabilities	22,986,682	4,473,184

Loan payable under credit agreement to beneficial shareholder net of $39,468 in 2017 and $631,488 in 2016 of unamortized issuance costs and current portion	4,698,032	10,156,719
Total liabilities	27,684,714	14,629,903

COMMITMENTS

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred stock, $0.001 par value- authorized 250,000 shares, issued and outstanding 239,405 shares in 2017 and 243,065 in 2016 at $5.00 stated value	1,197,025	1,215,325
Series 2 Convertible Preferred stock, $0.001 par value- authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 15,000,000 shares, issued and outstanding 5,294,501 shares in 2017 and 5,287,281 in 2016	529	529
Additional paid in capital	22,445,691	22,298,439
Accumulated deficit	(39,271,333)	(30,940,572)
Total stockholders’ equity	6,323,912	14,525,721
	$34,008,626	$29,155,624

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FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,330,761)	$(12,253,707)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and impairment of lease merchandise	31,453,246	22,734,553
Other depreciation and amortization	2,090,581	1,566,507
Compensation expense related to issuance of stock options and warrants	113,952	136,308
Provision for uncollectible accounts	19,135,207	13,281,242
Changes in operating assets and liabilities:
Accounts receivable	(21,212,888)	(14,710,870)
Prepaid expenses and other	32,296	(124,707)
Lease merchandise	(34,298,108)	(30,100,878)
Security deposits	(10,206)	(1,493)
Accounts payable	3,784,397	2,133,818
Accrued payroll and related taxes	108,013	44,814
Accrued expenses	535,437	(78,016)
Net cash (used in) operating activities	(6,598,834)	(17,372,429)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software costs	(2,021,538)	(1,855,088)
Net cash (used in) investing activities	(2,021,538)	(1,855,088)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of loans from shareholder	-	1,000,000
Repayment of loans from shareholder	-	(1,000,000)
Proceeds from loan payable under credit agreement	10,450,000	4,941,359
Repayment of loan payable under credit agreement	(2,288,208)	(4,172,714)
Proceeds from exercise of stock options	15,000	42,500
Proceeds from sale of Series 2 Convertible Preferred Stock, net of related costs of $1,519,339 in 2016	-	20,432,661
Net cash provided by financing operations	8,176,792	21,243,806

(DECREASE)/ INCREASE IN CASH	(443,580)	2,016,289

CASH, beginning of year	5,412,495	3,396,206

CASH, end of year	$4,968,915	$5,412,495

Supplemental cash flow information:
Interest paid	$1,649,795	$1,459,756
Non-cash financing activities:
Conversion of preferred stock to common stock	$18,300	$425,660
Warrants issued to placement agent in conjunction with sale of Series 2 Preferred Stock	$-	$150,451

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Non-GAAP Measures

The Company regularly reviews a number of metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.

	Year ended December 31,
Adjusted Gross Profit	2017	2016	$ Change	% Change

Lease revenues and fees	$65,412,131	$46,513,235	$18,898,896	40.6
Lease merchandise sold	1,634,233	1,066,350	567,883	53.3
Cost of merchandise sold	(998,800)	(687,991)	310,809	45.2
Provision for doubtful accounts	(19,135,207)	(13,281,242)	5,853,965	44.0
Net revenues	46,912,357	33,610,352	13,302,005	39.6
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	(31,453,246)	(22,734,553)	8,718,693	38.4
Adjusted Gross Profit	$15,459,111	$10,875,799	$4,583,312	42.1
Gross profit margin	33%	32%
Net revenues as a percentage of cost of lease revenue	149%	148%

	Year ended December 31,
Adjusted EBITDA	2017		2016		$ Change	% Change

Net Loss	$(8,330,761)		$(12,253,707)		$3,922,946	(32.0)
Amortization of debt costs	473,616		451,304		22,312	4.9
Other amortization and depreciation	1,616,964		1,115,203		501,761	44.9
Interest expense	1,694,645		1,473,880		220,765	15.0
Stock compensation	113,952		136,308		(22,356)	(16.4)
Adjusted EBITDA	$(4,431,584	)*	$(9,077,012	)*	$4,645,428	(51.2)

* Represents loss

The Company refers to Adjusted Gross Profit and Adjusted EBITDA in the above tables as it uses these measures to evaluate its operating performance and make strategic decisions about the Company. Management believes that Adjusted Gross Profit and Adjusted EBITDA provide relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

Adjusted Gross Profit represents GAAP revenue less the provision for doubtful accounts and cost of leased inventory and inventory sold as a percentage of cost of lease revenues. Adjusted Gross Profit provides us with an understanding of the results from the primary operations of its business. The Company uses Adjusted Gross Profit to evaluate its period-over-period operating performance. This measure may be useful to an investor in evaluating the underlying operating performance of its business.

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About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) and patent pending LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods. Follow us on Facebook or Twitter @FlexShopper.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Senior Associate

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.

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